Exhibit 4.1

K

KENEXA CORPORATION

INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA

PAR VALUE $.01

CUSIP 488879 10 7

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF KENEXA CORPORATION

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Articles of Incorporation of the Corporation, By-Laws and all Amendments thereto, to all of which the holder, by acceptance hereof assents.

This Certificate is not valid unless countersigned and registered by the Transfer Agent and Register.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

KENEXA CORPORATION CORPORATE SEAL 1999 PENNSYLVANIA

SECRETARY AND CHIEF OPERATING OFFICER

CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Countersigned and Registered:
STOCKTRANS, INC.
44 West Lancaster Ave.
Ardmore, PA 19003
Transfer Agent and Registrar,

By

Authorized Signature

BANKNOTE CORPORATION OF AMERICA, INC. • BROWNS SUMMIT, NC • KENEXA CORPORATION • 1-9680042 • PROOF #2 • 9:59 AM • 6/13/05 • DPA •

KENEXA CORPORATION

Kenexa Corporation will furnish to any shareholder, upon request and without charge, a full or summary statement of the designations, voting rights,

preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the board of directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the Corporation. Any such request should be addressed to the Secretary of the Corporation or to the Corporation or to the

Transfer Agent named on the face of this certificate.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common

TEN ENT—as tenants by the entireties

JT TEN—as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT—Custodian

(Cust) (Minor)

under Uniform Gifts to Minors

Act

(State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF

ASSIGNEE)

shares of the common stock represented by the within Certificate and do hereby

irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named

Corporation with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS

WRITTEN UPON THE FACE OF THE

CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY

CHANGE WHATSOEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION

(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH

MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO

S.E.C. RULE 17Ad-15.

BANKNOTE CORP. OF AMERICA BROWNS SUMMIT (NC) KENEXA COPORATION 1-506009-942

PROOF #2 10:04 AM 6/13/05 DPA